SECOND AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT


         THIS SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this "Agreement"), dated as of the 10th day of April, 2000, is by and among RICHARD
T. AAB, a resident of Pittsford, New York ("Aab"), MELRICH ASSOCIATES, L.P., a New York limited partnership ("Melrich"), TANSUKH V. GANATRA, a resident of Charlotte, North Carolina ("Ganatra"), and SUPER STAR ASSOCIATES LIMITED PARTNERSHIP, a Georgia limited partnership ("Super STAR"). Aab, Melrich, Ganatra and Super STAR are sometimes referred to individually as a "Stockholder" and collectively as the "Stockholders."

                                   BACKGROUND:

         A. US LEC Corp., a Delaware corporation (the "Corporation"), has Seventeen Million Seventy-Five Thousand Two Hundred Seventy-Two (17,075,272) shares of authorized Class B Common Stock, par value $.01 per share ("Class B Common"), of which Sixteen Million Eight Hundred Thirty-Four Thousand Two Hundred Seventy (16,834,270) shares are currently issued and outstanding (as defined in Section 6, the "Shares").

         B. The Stockholders own and hold of record the following Shares:

                      STOCKHOLDER                             NUMBER OF SHARES
                      -----------                             ----------------

                  Richard T. Aab                                   8,480,770

                  Melrich Associates, L.P.                         4,309,500

                  Tansukh V. Ganatra                                 294,000

                  Super STAR Associates
                  Limited Partnership                              3,750,000

         C. The Stockholders believe that it is in their best interest to enter into specific agreements concerning the disposition, conversion and voting of the Shares.

         D. Concurrently with the execution of this Agreement, the Corporation and affiliates of Bain Capital, Inc. and Thomas H. Lee Partners, L.P. (the "Investors") are entering into a Preferred Stock Purchase Agreement (the "Purchase Agreement") which provides for, among other things, the purchase by the Investors of 200,000 shares of the Corporation's Series A Convertible Preferred Stock for an aggregate purchase price of $200,000,000.

         E. The Stockholders believe the transactions contemplated by the Purchase Agreement are in the best in of the Corporation and will be of direct benefit to them by providing the Corporation with additional capital to expand and diversify its telecommunications business and potentially increase the value of the Shares.

         F. As an inducement to the Investors to enter into the Purchase Agreement, and the other agreements contemplated by the Purchase Agreement, the Class B Stockholders are willing to enter into and be bound by this Agreement pursuant to which the Stockholders agree to amend and restate certain provisions concerning the disposition, conversion and voting of the Shares contained in the Amended and Restated Shareholders Agreement, dated January 1, 1998, and the irrevocable proxy executed in connection therewith, both of which shall be superceded in their entirety by this Agreement and the irrevocable proxies in the forms attached hereto as Exhibit A and Exhibit B.

         Accordingly, in consideration of the premises and of the mutual covenants and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Stockholders do hereby agree as follows:

         1.       Voting of the Shares

                  (a) For so long as Aab is living and not Incapacitated (as defined below), each Stockholder other than Aab shall vote all of his, hers or its Shares (whether now owned or hereafter acquired), whether for directors or for any other purpose, in the same manner as Aab.

                  (b) For so long as Aab is living and not Incapacitated, each Stockholder other than Aab shall give his, hers or its irrevocable proxy to Aab, contemporaneously with the execution and delivery of this Agreement and hereafter from time to time at the request of Aab, by executing and delivering to Aab an irrevocable proxy in the form of the proxy attached hereto as Exhibit A. Aab shall vote the Shares to elect one (1) designee of Ganatra and one (1) designee of Aab as Class B Directors (as defined in the Restated Certificate of the Corporation (the "Certificate")).

                  (c) If Aab shall die or become Incapacitated prior to such time as Ganatra dies or becomes Incapacitated, the irrevocable proxy granted pursuant to Section 1(b) of this Agreement shall terminate and, for so long as Ganatra is living and not Incapacitated, each Stockholder other than Ganatra shall vote all of his, hers or its Shares (whether now owned or hereafter acquired), whether for directors or for any other purpose, in the same manner as Ganatra.

                  (d) If Aab shall die or become Incapacitated prior to such times as Ganatra dies or becomes Incapacitated, for so long as Ganatra is living and not Incapacitated, each Stockholder other than Ganatra shall give his, hers or its irrevocable proxy to Ganatra, and thereafter from time to time at the request of Ganatra, by executing and delivering to Ganatra an irrevocable proxy in the form of proxy attached hereto as Exhibit B.

                  (e) If, at any time subsequent to becoming Incapacitated, Aab shall cease being Incapacitated, Sections 1(a) and (b) of this Agreement shall again become operative as if this Agreement had been executed and delivered at such time and the irrevocable proxy given pursuant to Section 1(d) shall terminate.

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

         2. Offer Upon Elective Conversion. If any Stockholder desires to effect an elective conversion of any Shares (whether now owned or hereafter acquired) into shares of Class A Common Stock of the Corporation ("Class A Common"), as provided for in the Restated Certificate, the Stockholder shall first submit to all other Stockholders a written notice of the Stockholder's intent to convert his, her or its Shares into Class A Common, along with an offer to sell or exchange all or part of the Shares proposed to be converted, pursuant to this
Section 2 (the "Conversion Notice"). Each Conversion Notice shall constitute dual, binding offers by the offering Stockholder to (A) sell all or part of such Shares for cash (the "Cash Offer") or (B) exchange all or part of such Shares for an equal number of shares of Class A Common (the "Exchange Offer").

                  (a) The offered Shares shall be allocated among the other Stockholders on the basis of the percentage of Shares then owned by them (excluding Shares owned by the offering Stockholder). Each offeree Stockholder shall have the right to purchase (by cash or exchange of shares of Class A Common) all or part of his, her or its allocated portion of the offered Shares.

                  (b) Within ten (10) days of delivery of the Conversion Notice, each offeree Stockholder shall provide written notice to the offering Stockholder and all other Stockholders of his, her or its election to consider acceptance of either the Cash Offer or the Exchange Offer and, if he, she or it intends to consider a Cash Offer, the expiration date for the six month period referred to in subsection (c)(ii) below (if applicable). An election by an offeree Stockholder to consider the Cash Offer shall automatically terminate the Exchange Offer to such Stockholder and an election by an offeree Stockholder to consider the Exchange Offer shall automatically terminate the Cash Offer to such Stockholder.

                  (c) For those offeree Stockholders electing to consider the Cash Offer (the "Cash Offerees"), the Cash Offer shall continue to be a binding offer of the offering Stockholder to sell until the later of,
         (i) the expiration of thirty (30) days after delivery of the Conversion Notice or (ii) 5:00 p.m. on the first business day subsequent to the expiration of the six month period following consummation, by any Cash Offeree, of any transaction treated as a nonexempt sale under Section 16(b) of the Securities Exchange Act of 1934, as amended (the later of such times is referred to herein as the "Cash Offer Expiration Date"). If any Cash Offeree does not purchase all of his, her or its allocated portion of the offered Shares on or before the Cash Offer Expiration Date, the offering Stockholder shall give written notice to the other Cash Offerees, and such other Cash Offerees shall have an additional ten (10) days from the delivery of such notice to elect to purchase such declined Shares at the same price and upon the same terms previously offered to the declining Cash Offeree (and the Cash Offer shall continue to be a binding offer with respect to such declined shares until the expiration of such additional ten (10) day period). Any such Shares shall be allocated to the remaining Cash Offeree(s) on the basis of the percentage of Shares owned by them (excluding Shares owned by the offering Stockholder, the declining Cash Offeree(s), and the Exchange Offeree(s), as defined below).

                  (d) For those offeree Stockholders electing to consider the Exchange Offer (the "Exchange Offerees"), the Exchange Offer shall continue to be a binding offer of the offering Stockholder to exchange Shares for an equal number of shares of Class A Common until the expiration of thirty (30) days after delivery of the Conversion Notice (the "Exchange Offer Expiration Date"). If any Exchange Offeree does not exchange all of his, her or its allocated share of the offered Shares on or before the Exchange Offer Expiration Date, the offering Stockholder shall give written notice to the other Exchange Offerees, and such other Exchange Offerees shall have an additional ten (10) days from the delivery of such notice to elect to acquire such declined Shares upon the same terms previously offered to the declining Exchange Offeree (and the Exchange Offer shall continue to be a binding offer with respect to such declined Shares until the expiration of such additional ten (10) day period). Any such Shares shall be allocated to the remaining Exchange Offeree(s) on the basis of the percentage of Shares owned by them (excluding Shares owned by the offering Stockholder, the declining Exchange Offeree(s), and the Cash Offeree(s)).

                  (e) Purchase Price Payable by Cash Offerees. The cash purchase price of each Share for purposes of this Section 2 shall be the average of the closing prices of a share of Class A Common for the ten (10) trading days immediately following the date on which Conversion Notice is given by the offering Stockholder, as reported in The Wall Street Journal or other reporting services acceptable to all parties hereto. If at the time the purchase price is to be determined, shares of the Class A Common are not publicly traded, the purchase price shall be determined as follows:

(
                                                          (  8 x EBITDA
                                                             ----------
                  Per Share Purchase Price  =  .75      x    Total A&B    )

                  Where EBITDA =  The Corporation's earnings before interest, taxes, depreciation and amortization as shown on the most recent consolidated year end financial statements of the Corporation.

                  and Total A&B = Total issued and outstanding shares of the
                                  Corporation's Class A Common and Class B
                                  Common at the time the purchase price is determined.

                  (f) Terms of Purchase and Payment for Cash Offerees. If any Cash Offeree elects to purchase Shares in accordance with this Section 2, the purchase must be consummated at the principal office of the Corporation in the State of North Carolina on the last day the Cash Offer remains binding (or at such other time and place as may otherwise be acceptable to the selling Stockholder and the purchasing Stockholder). Payment of the purchase price of the Shares shall be made at closing by wire transfer of immediately available funds to an account designated by the selling Stockholder or by certified check payable to the selling Stockholder. Upon tender of the purchase price, the selling Stockholder shall deliver to the purchasing Stockholder one or more certificates representing all Shares being purchased, duly endorsed over to the purchaser or accompanied by duly executed stock powers. The Stockholders shall cause the Corporation to cooperate with selling and purchasing Stockholders in connection with such offers and closing, including, but not limited to, providing appropriately denominated certificates on a timely basis.

                  If, pursuant to this Section 2, the Cash Offer Expiration Date occurs on a date which is subsequent to the thirtieth (30th) day subsequent to delivery of the Conversion Notice, then on the thirtieth day subsequent to delivery of the Conversion Notice, the Cash Offerees (other than those who have, prior to such date either purchased their allocated portion of the offered Shares or have notified the offering Stockholder of their decision not to purchase their allocated share of the offered Shares) shall submit a non-refundable deposit (by wire transfer of immediately available funds to an account designated by the offering Stockholder or by certified check payable to the offering Stockholder) to the offering Stockholder in an amount equal to twenty-five percent (25%) of the purchase price of such Stockholder's share of offered Shares (not previously purchased or declined). In the event that a Cash Offeree who has submitted a deposit does not purchase his, her or its allocated portion of the offered Shares on or before the Cash Offer Expiration Date, his, her or its deposit shall be forfeited.

                  (g) Terms of Closing for Exchange Offerees. If any Exchange Offeree elects to accept the Exchange Offer in accordance with this
         Section 2, the exchange must be consummated at the principal office of the Corporation in the State of North Carolina on the last day on which the Exchange Offer remains binding (or at such other time or place as may otherwise be acceptable to the selling Stockholder and the purchasing Stockholder). At the closing, the accepting Exchange Offerees shall deliver to the selling Stockholder one or more certificates representing all shares of Class A Common being exchanged, duly endorsed over to the selling Stockholder or accompanied by duly executed stock powers, and the selling Stockholder shall deliver to the Exchange Offerees one or more certificates representing all Shares being exchanged, duly endorsed over to the accepting Exchange Offerees or accompanied by duly executed stock powers. The Stockholders shall cause the Corporation to cooperate with the participating Stockholders in connection with such exchange and closing, including, but not limited to, providing appropriately denominated certificates on a timely basis.

         3. Transfer of Shares. The Stockholders hereby agree that, unless all of the other Stockholders give their written consent thereto, no Stockholder shall make a voluntary transfer or otherwise dispose of (as defined in Section 6(c) herein) any of his, her or its Shares, whether now owned or hereafter acquired, to any party other than another Stockholder, except that such Shares may be transferred to a Permitted Transferee (as defined in Article IV of the Certificate), but only if, simultaneously with the transfer of such Shares, such Permitted Transferee becomes a signatory to this Agreement as a "Stockholder" (by executing and delivering to all other Stockholders a signature page by which he, she or it agrees without condition to be bound by this Agreement as a "Stockholder," and provides an address for the giving of notices, and executes and delivers to Aab or Ganatra, as applicable, an irrevocable proxy as required by Section 1 of this Agreement.

         4.       Divorce or Legal Separation of a Stockholder

                  (a) Notwithstanding anything herein to the contrary, if a spouse of a Stockholder has received Shares as a Permitted Transferee (as defined in Article IV of the Certificate) and such spouse is subsequently no longer legally married to or is legally separated from such Stockholder, then such Stockholder shall have an option to purchase any or all of such Shares (by cash payment or exchange). The option shall constitute a binding offer of the spouse to sell any or all of the Shares to the Stockholder at the same price per share and upon the same terms as is provided in Section 2 hereof, except that the cash purchase price shall be determined based on the closing prices of a share of Class A Common for the ten (10) trading days immediately following the date of the legal separation or divorce of such spouse and Stockholder and the option shall extend from the date of the divorce or legal separation until the applicable expiration date (excluding the additional ten day periods) provided in
         Section 2 (calculated by using the date of the divorce or legal separation rather than the date of delivery of the Conversion Notice).

                  (b) If such Stockholder does not purchase all such Shares of his or her spouse pursuant to the option described in (a), then (i) such Stockholder shall give written notice (a "Divorce Notice") to all other Stockholders, and (ii) the other Stockholders shall have an option to acquire all or part of the declined Shares. This option shall constitute a binding offer of such spouse to sell all or part of the Shares to the other Stockholders at the same price per share and upon the same terms as provided in Section 2 hereof, except that the cash purchase price shall be determined based on the closing prices of a share of Class A Common for the ten (10) trading days immediately following the date of the legal separation or divorce of such spouse and Stockholder. The option shall confer upon each such other Stockholder the right to purchase (by cash payment or exchange) his, her or its allocated portion of the declined Shares (allocated pro rata based on the Shares owned by all Stockholders other than the spouse and the declining Stockholder), and shall extend, with regard to each Stockholder, from the delivery of the Divorce Notice to such other Stockholder until the applicable expiration date (including but not limited to the additional ten day periods) provided in Section 2 (calculated by using the date of the delivery of the Divorce Notice rather than the date of delivery of the Conversion Notice).

         5. Endorsement on Stock Certificate. The Stockholders shall use their best efforts to cause each certificate representing Shares at any time owned by any Stockholder to bear the following legend prominently displayed thereon:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE, AND THE TRANSFER HEREOF, ARE SUBJECT TO THE TERMS AND PROVISIONS OF THAT CERTAIN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT DATED AS OF JANUARY 1, 1998, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED FROM ANY STOCKHOLDER OWNING SHARES OF CLASS B COMMON STOCK UPON REQUEST."

         6.       Certain Interpretations and Definitions.  As used in this
                  Agreement:

                  (a) "Stockholder" or "Stockholders" means stockholders of the Corporation who are parties to this Agreement as provided on page 1 hereof, and any successor in interest or transferee of any Shares of such Stockholder who purchased shares in accordance with this Agreement.

                  (b) "Shares" means any outstanding shares of Class B Common Stock of the Corporation now owned (as shown in the Background recitals hereto) or hereafter acquired by any Stockholder, any shares of Class B Common Stock distributed with respect to any such shares in a stock split, stock dividend or other recapitalization or reorganization, and any other outstanding shares of the Corporation that otherwise become subject to this Agreement by written agreement among the parties.

                  (c) The terms "transfer", "dispose of" and/or "disposition", when used with respect to shares, mean and include any sale, assignment, transfer, conveyance, gift, encumbrance, pledge, hypothecation, equitable distribution or other disposition of Shares (whether voluntary, involuntary, or otherwise), including permitting a levy or attachment on the Shares.

                  (d) An "involuntary" transfer or disposition of shares means
         (i) a testamentary or intestate transfer or disposition made incident to the death of a Stockholder, (ii) a transfer made in connection with the divorce or separation of a Stockholder pursuant to a property settlement agreement that is filed for public record, or (iii) a transfer made pursuant to an order issued by a court of competent jurisdiction in connection with the involuntary bankruptcy of, or the appointment of a receiver for, a Stockholder.

                  (e) A "voluntary" transfer or disposition of Shares refers to any transfer or disposition other than an involuntary transfer or disposition.

                  (f) "Incapacitated" means under any one or more of the following circumstances: (i) during any period that the individual is legally incompetent as determined by a court of competent jurisdiction;
         (ii) during any period beginning when two physicians licensed to practice medicine certify in writing that, in their opinion, the individual, as a result of illness, age or other cause, no longer has the capacity to act prudently or effectively in financial affairs and continuing until two such physicians (whether or not those making the initial determination) certify in writing that, in their opinion, the individual's capacity is restored; or (iii) during any period that a person (other than such individual) has evidence that the individual is absent without explanation or is being detained against his will under circumstances in which he does not have the capacity to act prudently or effectively in financial affairs.

         7. Term. The term of this Agreement shall commence on the date hereof and shall continue in effect until January 1, 2010. Thereafter, this Agreement shall automatically renew for successive one (1) year terms unless all of the Stockholders then holding Shares elect to terminate this Agreement as of the end of the then current term (initial or renewal). Notwithstanding the foregoing,
Section 1 hereof shall be of no further force or effect upon the last to occur of:

                  (a)      The death or Incapacity of Aab; or

                  (b)      The death or Incapacity of Ganatra.

         8. Notices. Any and all notices, consents, offers, acceptances or other communications made hereunder must be in writing and shall be deemed given and delivered when delivered personally or by courier service, provided evidence of receipt is obtained, or three (3) days after mailing if mailed by registered or certified mail, return receipt requested, postage prepaid, and addressed as follows (or to such other address that the parties may from time to time designate in a writing sent to all other parties of this Agreement in the manner required by this Section 8, except that any such change of address notice shall only be effective upon receipt):

                  (a)      if to Richard T. Aab:

                           200 Meridian Centre, Suite 140
                           Rochester, New York 14618

                  (b)      if to Melrich Associates L.P.:

                           200 Meridian Centre, Suite 140
                           Rochester, New York 14618

                  (c)      if to Tansukh V. Ganatra:

                           6523 Ashdale Place
                           Charlotte, North Carolina  28215

                  (d)      if to Super STAR Associates Limited Partnership:

                           6523 Ashdale Place
                           Charlotte, North Carolina  28215

                  (e) Copies of any such correspondence shall also be sent to:

                           US LEC Corp.
                           401 North Tryon Street, Suite 1000
                           Charlotte, North Carolina 28202
                           Attention:  General Counsel

                           and

                           Moore & Van Allen, PLLC
                           100 North Tryon Street, Floor 47
                           Charlotte, North Carolina 28202-4003
                           Attention:  Barney Stewart III

         9. Severability. If any such provision of this Agreement shall be invalid or unenforceable for any reason, the other provisions shall continue to be effective and binding and this Agreement shall be construed as if the invalid or unenforceable provision were omitted. If any provision of this Agreement is unenforceable after a certain period of years from the date hereof due to the requirements of any state laws, the remainder of the Agreement shall remain enforceable and binding in accordance with its terms.

         10. Binding Effect. This Agreement shall be binding upon the Stockholders, and their respective heirs, legal representatives, executors, administrators, successors and permitted assigns. Any rights given or duties imposed upon the estate of a deceased Stockholder shall inure to the benefit of and be binding upon the legal representative of such deceased Stockholder's estate in his or her fiduciary capacity.

         11. Entire Agreement, Amendment, Waiver. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes any and all other agreements, either written or oral, among the parties hereto regarding the same subject matter. The provisions of this Agreement may be amended, modified or waived only as provided for herein or on unanimous written consent of the Stockholders. A written waiver provided pursuant to this Section 11 shall be effective only in the specific instance and for the specific purpose for which given. No failure or delay on the part of any Stockholder in the exercise of any right, power or privilege hereunder shall operate as a waiver of any such right, power or privilege nor shall any such failure or delay preclude any other or further exercise hereof.

         12. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         13. Captions. The captions herein are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement nor any provisions hereof.

         14. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware.

         15.      Arbitration.

                  (a) Any dispute, controversy, difference or claim arising out of, relating to or in connection with this Agreement, any transaction hereunder, or the breach hereof shall be decided by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, except as otherwise agreed by the parties. Any such arbitration shall be conducted on the earliest possible date and conducted in Charlotte, North Carolina. The arbiter's award shall be final and binding on the parties hereto and judgment upon the award may be entered in any court having jurisdiction thereof. Expenses in the arbitration shall be apportioned between the parties by the arbiter. The arbitration award may include reasonable attorneys' fees from the other party. No action, regardless of form, arising out of this Agreement may be brought more than three (3) years after the cause of action for such action has accrued.

                  (b) Notwithstanding subsection (a), either party may, if it believes that it requires or is entitled to injunctive relief, file a civil action in any court having jurisdiction seeking injunctive relief. Any claim or demand for monetary damages shall, however, be governed exclusively by the provisions for arbitration set forth in subsection (a).


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


         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement under seal as of the date first above written.



                         /s/ Richard T. Aab
                         ----------------------------------------------
                         Richard T. Aab



                         MELRICH ASSOCIATES, L.P.


                         By:      /s/ Richard T. Aab
                                  -------------------------------------
                                  Richard T. Aab, General Partner

                         By:      /s/ Joyce M. Aab
                                  -------------------------------------
                                  Joyce M. Aab, General Partner



                         /s/ T. V. Ganatra
                         ----------------------------------------------
                         Tansukh V. Ganatra



                         SUPER STAR ASSOCIATES
                         LIMITED PARTNERSHIP


                         By:      /s/ T. V. Ganatra
                                  -------------------------------------
                                    Tansukh V. Ganatra, General Partner



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